POWER OF ATTORNEY FOR SEC REPORTING PURPOSES The undersigned hereby constitutes and appoints Richard K. Matros, Michael Costa and with respect to the below paragraph (2) only, Jody Goan of Sabra Health Care REIT, Inc. (the “Company”) and Andor D. Terner, Shelly Heyduk, Mollie Yeh, Kurt Cronican, Rita Leigh Strom and with respect to the below paragraph (2) only, Graciela Castrejon of O’Melveny & Myers LLP (“O’Melveny”), outside counsel to the Company, so long as each is employed at the Company and O’Melveny, respectively, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful Attorney-in- Fact and agent (each, an “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place, and stead, to: (1) prepare and execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain credentials (including codes or passwords) or take such other actions as may be necessary or appropriate to (A) enable the undersigned to submit and file all forms, schedules or other documents (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation thereunder, or under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or (B) enroll the undersigned in EDGAR Next or any successor filing system; (2) be named as an account administrator in the undersigned’s Form ID and take action in such capacity for the undersigned’s EDGAR account, including: (A) appointing, removing and replacing account administrators (each with the capacity to act on the undersigned’s behalf to manage the undersigned’s EDGAR account, including the capacity to take all of the actions set forth in (A)-(F) of this paragraph (2)); (B) appointing, removing and replacing technical administrators, account users, and delegated entities; (C) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (D) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (E) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (F) taking any other actions contemplated by Rule 10 of Regulation S-T; (3) prepare and execute for and on behalf of the undersigned, in any capacity including without limitation in the undersigned’s capacity as an officer and/or director of the Company, or as a trustee, beneficiary or settlor of a trust, any and all forms, schedules or other documents (including any amendments thereto) the undersigned is required to file with the SEC under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder, or under Rule 144 under the Securities Act, including (A) Forms 3, 4 and 5, (B) Schedule 13G or Schedule 13D and (C) Form 144 (all such forms, schedules and other documents, including those described in clauses (A) through (C) of this paragraph (3) are, collectively, the “SEC Filings”); (4) submit and file the SEC Filings with the SEC via the EDGAR system or cause them to be submitted and filed with the SEC by a person who has been appointed to a role with filing privileges on the undersigned’s EDGAR Next account;

(5) seek and obtain, as the undersigned’s representative and on the undersigned’s behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions by the undersigned in the equity securities of the Company, and the undersigned hereby authorizes any such person to release such information to the requesting Attorney-in-Fact; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company or O’Melveny assuming, any of the undersigned’s responsibilities to comply with the Exchange Act or the Securities Act. The undersigned agrees that the Attorneys-in-Fact may rely entirely on information furnished orally or in writing by the undersigned to any of them. The undersigned also agrees to indemnify and hold harmless the Company and O’Melveny and the Attorneys-in-Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to any of them for purposes of executing, acknowledging, delivering or filing the SEC Filings, and agrees to reimburse such companies and the Attorneys-in-Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the SEC Filings with respect to the undersigned’s holdings of and transactions in securities for which such forms are required to be filed including those securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered by registered or certified mail, return receipt requested, to the Secretary of the Company. Notwithstanding anything to the contrary contained herein, upon receipt by the Secretary of the Company, this Power of Attorney shall supersede and replace all prior Powers of Attorney executed by the undersigned and filed with the Secretary of the Company appointing the Company’s employees or other designated attorneys-in-fact to file the SEC Filings; provided, however, any indemnification and reimbursement agreement contained therein shall survive the termination of said Powers of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of December, 2025. /s/ Darrin Smith Darrin Smith SWORN TO BEFORE ME THIS 23rd DAY OF DECEMBER, 2025 NOTARY PUBLIC